Exhibit 99.1

MacroGenics Names Federica O’Brien to its Board of Directors

ROCKVILLE, MD, Feb 11, 2021 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (Nasdaq: MGNX), a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer, today announced the appointment of Federica “Freddi” O’Brien, President of CFO’Brien Consulting, LLC, to its Board of Directors.
Federica O’Brien is a veteran executive with 25 years of financial and operational leadership in biopharmaceutical, medical device, and technology companies and currently serves on the Board of Directors of TELA Bio, Inc. where she also chairs the Audit Committee. Ms. O’Brien will be joining MacroGenics’ Audit Committee.
"We are delighted to welcome Ms. O’Brien to the Board. She is a highly experienced financial and strategic leader in our industry and will prove invaluable to our team," said Scott Koenig, M.D., Ph.D., President and CEO of MacroGenics. "We will benefit from Freddi’s deep expertise and guidance as we prepare for the launch of our first product and continue to advance our potential treatment options for patients with cancer."
Ms. O’Brien has held a variety of senior roles, including Chief Financial Officer, Chief Operating Officer, Controller and Director of Financial Reporting, at companies ranging from nonclinical through commercial stage. These companies have included Complexa Inc., Cerecor Inc., Cervilenz Inc., Cardiokine Inc., Barrier Therapeutics, Inc. and Infonautics, Inc.
Before specializing in life sciences and technology, Ms. O’Brien spent over a decade in professional service accounting firms, most recently at Coopers & Lybrand (PricewaterhouseCoopers), where she was focused on high growth companies in multiple industries. Ms. O’Brien received her Bachelor of Arts degree in Accounting from Rutgers University and is a Certified Public Accountant-Inactive, retired after thirty-eight years.
About MacroGenics, Inc.
MacroGenics is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company's website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.

Exhibit 99.1
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, commercial prospects of or product revenues from MARGENZA, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and other statements containing the words "subject to," "believe," "anticipate," "plan," "expect," "intend," "estimate," "project," "may," "will," "should," "would," "could," "can," the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MARGENZA revenue, expenses and costs may not be as expected, risks relating to MARGENZA’s market acceptance, competition, reimbursement and regulatory actions the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company's product candidates and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.
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Contacts:

Jim Karrels, Senior Vice President, CFO
MacroGenics, Inc.
1-301-251-5172, info@macrogenics.com